                                                            ______________, 2003

Investors Bank & Trust Company
200 Clarendon
Boston, MA  02117

     Re:  William Blair Funds
          Custodian Agreement

Ladies and Gentlemen:

     Enclosed is a revised Appendix A to the Custodian Agreement dated October 1, 1999, as amended August 1, 2001 and April 23, 2002 (the "Agreement"), between William Blair Funds and Investors Bank & Trust Company to, among other things, add the Small-Mid Cap Growth Fund (the "New Portfolio") as a covered portfolio under the Agreement. By signing below, you agree to provide such services as are set forth in the Agreement as custodian for the New Portfolio.

                                                           WILLIAM BLAIR FUNDS

                                                           By:
                                                           Its:

 Accepted this ___ day
 of _________, 2003.
 INVESTORS BANK & TRUST COMPANY

 By:
 Its:

Appendix A
----------
                                   Portfolios

William Blair Growth Fund

William Blair Ready Reserves Fund

William Blair Income Fund

William Blair International Growth Fund

William Blair Value Discovery Fund

William Blair Tax-Managed Growth Fund

William Blair Large Cap Growth Fund

William Blair Small Cap Growth Fund

William Blair Institutional International Growth Fund

William Blair Small-Mid Cap Growth Fund